EXHIBIT 10.56

                                 PROMISSORY NOTE

                                CareCentric, Inc.


                               Dated: July 1, 2002


1. Amount; Maturity. CareCentric, Inc., a Delaware corporation; whose principal office is at 2625 Cumberland Parkway, Suite 310, Atlanta, Georgia 30339, ("Borrower"), for value received, hereby promises to pay to the order of John E. Reed ("Lender"), the principal amount of One Hundred and Three Thousand, Eight Hundred and Eighteen and 00/100 Dollars (U.S. $103,818.00) (the "Loan"), in lawful money of the United States of America in immediately available funds, and to pay interest on the unpaid principal amount of the Loan, in the manner, at the rate and at the times specified below. The entire balance of principal together with any accrued but unpaid interest shall be due and payable on June 30, 2007 (the "Maturity Date").

2. Payment of Interest; Rate. The Loan shall bear interest from the date hereof on the unpaid principal amount until such amount is paid (whether upon maturity, by acceleration or otherwise) at a simple rate per annum equal to six and 25/100ths percent (6.25%). The payment of interest under the loan shall be deferred until June 30, 2004, at which time the accrued, but unpaid interest shall be capitalized and the face amount of the Note shall be increased to $117,200. During the deferral period, interest shall be compounded quarter to quarter (thus the total amount of interest to be capitalized and added to the principal as of June 30, 2004 shall be $13,382.00). At the end of each calendar quarter (beginning on September 30, 2004) Borrower shall pay all interest accrued with respect to the preceding calendar quarter. On the Maturity Date, June 30, 2007, Borrower shall pay (i) all accrued and unpaid interest on the Loan and (ii) the unpaid principal on the Loan. Interest shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

3. Event of Default. Upon the occurrence and continuation of an event of default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable.

4. No Registration. THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

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5.   Transfer.  Except  with  respect to a transfer to an  affiliate  of Lender, notice of any transfer of this Promissory Note by Lender shall be given to Borrower within a reasonable time period after such transfer. Upon surrender of this Promissory Note at the office of the Borrower, the Borrower shall execute and deliver one or more replacement Promissory Notes in the name of the transferee(s).

6. Presentment. The Borrower hereby waives presentment, dishonor, notice of dishonor, demand and protest. The Borrower hereby irrevocably authorizes, and empowers the prothonotary or clerk or any attorney of any court of record to appear for and confess judgment therein against the Borrower for the amount which may be due hereon as evidenced by an affidavit signed by an officer of the Lender setting forth the amount then due including accrued interest, plus reasonable attorney's fees, with costs of suit, release of errors, and without right of appeal. If a copy hereof, verified by an affidavit, shall have been filed in said proceeding, it shall not be necessary to file the original as a warrant of attorney. The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and may be exercised from time to time as often as the Lender shall elect, until all sums payable or that may become payable hereunder by the Borrower have been paid in full.

7. Waivers. Any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

8. Assignment. This Promissory Note shall not be assignable by the Borrower without the prior written consent of the Lender.

9. Controlling Law. This Promissory Note shall be construed and enforced in accordance with, and governed by the laws of the State of Delaware (without regard to the principles of conflict of laws).

10. Severability of Provisions. In case any term or provision of this Promissory Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Headings. The headings of this Promissory Note are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

12. Sealed Instrument. The Borrower intends this Promissory Note to be a sealed instrument and to be legally bound hereby.


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13.  Security. The obligations evidenced by this Promissory Note are Obligations as defined in the Amended and Restated Secured Convertible Credit Facility and Security Agreement dated as of July 1, 2002 between Lender and Borrower, as amended, modified and supplemented from time to time (the "Loan Agreement"), and, accordingly, all such obligations evidenced hereby are intended to be secured by the grants of security interests set forth in the Loan Agreement. To the extent applicable, this Promissory Note is subject to all of the terms and conditions contained in the Loan Agreement, which are incorporated herein by reference.


     IN WITNESS WHEREOF, the Borrower has executed this Promissory Note effective as of the date first written above.

                                  CARECENTRIC, INC.

                                  By: /s/ John R. Festa
                                      --------------------------------------
                                  Its:  President


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